UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under §240.14(a)(12)

NuState Energy Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

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NuSTATE ENERGY HOLDINGS, INC.

1201 Main Street, Suite 1980

Columbia, SC 29201

Dear Shareholders:

This Information Statement is being provided to advise you that NuState Energy Holdings, Inc. amended its Certificate of Incorporation to increase its number of authorized shares of common stock, par value $0.001 per share (“Common Stock”) by One Billion Common Shares on July 23, 2014 and by an additional Two Billion Common Shares on September 15, 2014 bringing its total authorized to Three Billion Seven Hundred Fifty-One Million shares, of which Three Billion Seven Hundred Fifty Million (3,750,000,000) are Common Stock, One Million (1,000,000) are preferred stock, par value $0.01 per share. These actions were taken pursuant to a majority written consent in lieu of a special meeting of shareholders by 8 of our shareholders on March 31, 2014 in accordance with the relevant sections of the Nevada Revised Statutes and, subsequently, approved by the Board of Directors.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of the action described above in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

Please feel free to call me at (803) 748-1309 should you have any questions on the enclosed Information Statement. Thank you for your continued interest in our company.

For the Board of Directors of
NuSTATE ENERGY HOLDINGS, INC.

	By:	/s/ S. Kathleen Roberton
September 29, 2015		S. Kathleen Roberton, Chief Executive Officer

NuSTATE ENERGY HOLDINGS, INC.

1201 Main Street, Suite 1980

Columbia, SC 29201

Tel (803) 748-1309

INFORMATION STATEMENT REGARDING ACTION TAKEN BY WRITTEN CONSENT

OF MAJORITY SHAREHOLDER IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being filed in connection with the filing of two Certificates of Amendment to our Articles of Incorporation (the “Certificate of Amendment”) by written consent of the holders of a majority of our issued and outstanding common stock in lieu of a special meeting of shareholders. A copy of the Certificates of Amendment are attached as Appendix A to this Information Statement.

The elimination of the need for a meeting of shareholders to approve these actions is made possible by Section 78.207 of the Nevada Revised Statutes which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our Board of Directors determined to utilize the written consent of the holders of a majority in interest of our voting securities.

Pursuant to Section 78.207 of the Nevada Revised Statutes, we are required to provide notice of the taking of the corporate action without a meeting of shareholders to all shareholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is being filed with the United States Securities and Exchange Commission on or about September 30, 2014 who did not consent to the Certificate of Amendment. No dissenter’s rights are afforded to our shareholders under Nevada law as a result of the adoption of the Certificate of Amendment.

OUR PRINCIPAL SHAREHOLDERS

Our voting securities are comprised of our common stock. At August 31, 2014, we had 750,000,000 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock on the date of the majority consent in lieu of a shareholders’ meeting that enabled our Company to increase its number of authorized shares as described in this information statement. This information is shown for:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors;
●	each of our named executive officers; and
●	our named executive officers and directors as a group.

The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	% of Class
Common Stock:
Kevin Yates	110,000,000	21.6
All officers and directors as a group (one person)	110,000,000	21.6
Carmelo Luppino	70,776,289	13.0
Frank Reilly	51,360,666	10.1
The Amber Capital Fund Ltd.	48,298,613	9.0
Michael Garnick	42,107,759	8.2
Harvey Altholtz	39,420,400	7.5
Arthur Notini	35,683,678	6.7
Robert F. Green, Jr.	28,015,422	5.5
Elisha Chueng	27,970,738	5.4
ASC Recap, LLC	19,230,769	3.6
Series Y Preferred Stock:
Richard Hersh	87,000	100.0

THE AMENDMENT

Increasing the Authorized Number of Shares of Common Stock by One Billion

This amendment was filed in connection with the settlement of up to $2,531,565 in accounts payable of the Company, plus attorney fees and costs pursuant to an Order Approving Stipulation for Settlement of Claims between the Company and ASC Recap, LLC entered by the Superior Court of the State of Florida, Judicial District of Leon County on March 12, 2014, The shares issued are exempt from the registration requirements of the Securities Act as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions. The foregoing summary is more fully detailed in the Company’s Form 8-K/A filed on April 10, 2014 with the United States Securities and Exchange Commission.

Increasing the Authorized Number of Shares of Common Stock by Two Billion

This amendment was filed in order to provide sufficient shares for a transaction the Company entered into with Thomas P. Murphy pursuant to which Mr. Murphy agreed to purchase one billion shares of the Company’s common stock, representing a controlling ownership interest, for a price of $1,000,000 as documented in the Bill of Sale dated October 6, 2014 which was attached as Exhibit 99.1 to the Company’s Current Report filed on Form 8-K on October 6, 2014. Also, this increase in authorized shares was deemed necessary in connection with the settlement of up to $259,048 in outstanding liabilities of the Company, plus attorney fees and costs pursuant to a Settlement Agreement and Stipulation entered into between the Company and IBC Funds, LLC approved by the Manatee County Court on October 10, 2014. The shares issued are exempt from the registration requirements of the Securities Act as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuance are approved by a court after a hearing upon the fairness of such terms and conditions. The foregoing summary is more fully detailed in the Company’s Form 8-K filed on October 23, 2014 with the United States Securities and Exchange Commission.

No Dissenter’s Rights

Under Nevada law, shareholders are not entitled to dissenter’s rights of appraisal with respect to the Certificates of Amendment.

How the Certificates of Amendment were enacted

The two Certificates of Amendment were filed with the Secretary of State of the State of Nevada and became effective on July 23 and September 15, 2014, respectively.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Kevin Yates, 1201 Main Street, Suite 1980, Columbia, SC 29201 Tel (803) 748-1309.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

NuState Energy Holdings, Inc.

By:	/s/ S. Kathleen Roberton
S. Kathleen Roberton, CEO

APPENDIX A

CERTIFICATES OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

NuSTATE ENERGY HOLDINGS, INC.

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NuState Energy Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of Article IV, Authorization of Capital Stock, shall be amended to read as follows:

"The total number of shares of capital stock which the corportion shall have the authority to issue shall be One Billion Seven Hundred Fifty-One Million, of which One Billion Seven Hundred Fifty Million shall be common stock, par value $0.001 per share ("Common Stock") and One Million (1,000,000) shares shall be preferred stock, par value $0.01 per share ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NuState Energy Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of Article VI, Authorization of Capital Stock, shall be amended to read as follows:

"The number of shares of capital stock which the corporation shall have the authority to issue shall be Three Billion Seven Hundred Fifty-One Million, of which Three Billion Seven Hundred Fifty Million (3,750,000,000) shall be common stock, par value $0.001 per share ("Common Stock") and One Million (1,000,000) shall be preferred stock, par value $0.01 per share ("Preferred Stock").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: a Majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 11-27-13